POTOMAC ELECTRIC POWER COMPANY
                           SUPPLEMENTAL BENEFIT PLAN

Introduction

      On February 17, 1983, the Potomac Electric Power Company (the "Company") established the Supplemental Benefit Plan (the "Plan") to provide for the payment of a retirement supplement to executives eligible to participate in the Company's Executive Deferred Compensation Plan or their beneficiaries in amounts equal to any reduction of total retirement benefits that otherwise would be payable under the General Retirement Plan to the extent such reduction is attributable to A) the benefit limitation provisions of the Internal Revenue Code of 1954, as amended (the "Code"); or B) the exclusion of deferred compensation from the compensation base used in determining retirement benefits under the General Retirement Plan, as required under the Code. The Plan was amended on December 19, 1988, April 26, 1989 and January 27, 1994 and April 25, 1995 and is as set forth herein.

I.    Definitions:

      1.1 Applicable Form of Benefit - The type of life annuity which will be provided to a Participant receiving benefits under this Plan. The Plan benefit to be paid to a Participant under this Plan shall be paid in the annuity form elected by the Participant with respect to the Participant's benefits under the General Retirement Plan, except that the variable annuity option under the General Retirement Plan is not an annuity form available for payment of benefits under this Plan. If a Participant does elect the variable annuity option under the General Retirement Plan, benefits under this Plan will be paid in the form applicable to the component of the Participant's accrued benefit under the General Retirement Plan which is not payable in the variable annuity form.

      1.2 Committee - The Human Resources Committee of the Board of Directors of the Company.

      1.3 General Retirement Plan - The General Retirement Plan for Employees of Potomac Electric Power Company.

      1.4 Surviving Spouse Welfare Plan - The Exempt Employees Surviving Spouse Welfare Plan of Potomac Electric Power Company.

      1.5 Participant - An employee who has been so designated as described in Section II.

      1.6 Plan - The Supplemental Benefit Plan of the Potomac Electric Power Company.

      Any term which is not defined in this section or any other section of the Plan shall have the same meaning as that term has under the General Retirement Plan.

II.   Eligibility and Participation

            Any officer of the Company and any other employee of the Company designated by the President of the Company as a Participant hereunder shall be eligible to participate in this Plan.

III.  Supplemental Benefit

      3.1 This Section defines the amount of retirement income (the "Supplemental Benefit") which will be paid to a Participant under this Plan. The amount of retirement benefits payable from this Plan in the Applicable Form of Benefit shall be the difference, if any, between (i) the amount of the

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benefits to which such Participant would be entitled under the provisions of the General Retirement Plan (expressed in the Applicable Form of Benefit) (1) had the amount of the benefits under such plan not been otherwise reduced due to the limitations imposed by Section 415 of the Internal Revenue Code, (2) had any dollar limitation under the Internal Revenue Code on the amount of compensation that may be considered in determining benefits under such plan not been imposed, and (3) had the deferred compensation earned by such Participant which was excluded from the Participant's compensation base used in determining retirement benefits under such plan been included in such compensation base, and (ii) the amount of benefits, if any, to which such Participant is otherwise entitled under the General Retirement Plan. To the extent that a cost of living adjustment is made to the benefits payable under the General Retirement Plan, a comparable and proportionate adjustment will be made to the benefits payable hereunder.

      3.2   Vesting

            a) The Supplemental Benefit shall vest when the Participant otherwise would be vested under the terms and conditions of the Company's General Retirement Plan.

            b) A Participant whose employment with the Company is terminated prior to the attainment of a vested retirement benefit under the General Retirement Plan shall not be entitled to receive a benefit from the Supplemental Benefit Plan.

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      3.3   Supplemental Benefit Account

            a) For bookkeeping purposes only, the Company will establish and maintain a Supplemental Benefit Account for each Participant which reflects the Participant's currently accrued Supplemental Benefit, expressed in the form of straight life annuity.

            b) The Company shall furnish each Participant with an annual statement, as of December 31 of each year, showing the Supplemental Benefit which the Executive is eligible to receive.

      3.4   Time and Form of Payment of Supplemental Retirement Benefit

            a) The Supplemental Benefit shall be payable to the Participant in the Applicable Form of Benefit elected by the Participant under the terms and conditions of the General Retirement Plan.

            b) The Supplemental Benefit shall be payable to the Participant beginning on the first of the month in which such Participant begins receipt of retirement benefits under the General Retirement Plan and shall continue for as long as benefits are payable to such Participant (or his surviving spouse) under the General Retirement Plan.

            c) In the event that a Participant ceases to be an employee of the Company and becomes a proprietor, officer, partner, employee or otherwise becomes employed by a governmental agency having jurisdiction over the affairs of the Company, the Company reserves the right in its sole discretion to make an immediate lump sum payment of the Actuarial

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                  Equivalent value of the Participant's Supplemental Benefit.

            d) Notwithstanding anything in the foregoing to the contrary, in the event benefits under the General Retirement Plan are paid to a Participant prior to his Normal Retirement Date, the Supplemental Benefit payable hereunder shall be adjusted by use of the same methodology as is then in effect to adjust the benefit payable under the General Retirement Plan to reflect commencement of benefits prior to a Participant's Normal Retirement Date.

      3.5   Death Benefits

                  Except as provided in Section 1.1, above, the terms of the General Retirement Plan and the Surviving Spouse's Welfare Plan shall govern the timing and form of payment of the Participant's Supplemental Benefit to the surviving spouse upon the Participant's death. Payment of the Supplemental Benefit, if any, to a Participant's surviving spouse (as that term is used under the General Retirement Plan and the Surviving Spouse Welfare Plan) shall begin when benefits commence to such surviving spouse under either such plan and shall continue for so long as benefits are payable to such surviving spouse under either such plan.

IV.   General Provisions

      4.1   Rights of Participants, Joint Annuitants and Beneficiaries

            a) The Company shall establish a grantor trust to hold assets to secure the Company's obligations to the Participant under

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                  this Plan in such a manner that the establishment of such a trust does not result in the Plan being "funded" for purposes of the Internal Revenue Code of 1986, as amended. Such trust shall initially receive a transfer of Ten Thousand Dollars ($10,000). However such trust shall provide that the full present value of the benefits payable hereunder shall subsequently be contributed to the trust in the event the Company fails to pay any benefits due hereunder in a timely manner. Except to the extent provided under the provisions of this Section, all payments under this Plan shall be made out of the Company's general revenue, a Participant's right to payment shall be solely that of an unsecured general creditor of the Company, and no assets of the Company shall be set aside, earmarked or placed in trust or escrow for the benefit of any Participant to fund the Company's obligations which exist under the Plan.

            b) Except as any of the following provisions may be contrary to the law of any state having jurisdiction in the premises, no Participant, or beneficiary shall have the right to assign, transfer, hypothecate, encumber, commute or anticipate his interest in any payments under this Plan, and such payments shall not in any way be subject to any legal process to levy upon or attach the same for payment of any claim against any Participant, or beneficiary.

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            c)    If the Company finds that any person to whom any payment is payable under this Plan is unable to care for his or her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a parent, or a brother or sister, or to any person deemed by the Company to have incurred expenses for the person who is otherwise entitled to payment, in such manner and proportions as the Company may determine. Any such payment will serve to discharge the liability of the Company under this Plan to make payment to the person who is otherwise entitled to payment.

            d) To the extent it deems required by law, the Company shall withhold applicable taxes from benefit payments hereunder and shall furnish the recipient and the applicable governmental agency or agencies with such reports, statements, or information as may be legally required in connection with such benefit payments.

            e) Neither the action of the Company in establishing this Plan nor any action taken by it under any provisions of this Plan shall be construed as giving to any employee of the Company the right to be retained in any specific position or in its employ in general or any right to any retirement income or benefit or to any payment whatsoever, except to the extent of the benefits which may be provided for by the express

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                  provisions of this Plan.  The Company expressly reserves the right at any time, to dismiss, demote or reduce the compensation of any employee without incurring any liability for any claim against itself for any payment whatsoever.

            f) In the event that any amount shall become payable hereunder to any person or, upon his death, to his surviving spouse and if after written notice from the Committee mailed to such person's last known address as shown in the Company's records, such person or his personal representative shall not have presented himself to the Committee within six months after mailing of such notice, the Committee may, but it is not required to, determine that such person's interest in the Plan has terminated, which determination shall be conclusive upon all persons provided, however, in lieu of the foregoing, the Committee may in its sole discretion apply to a court of competent jurisdiction for direction as to the distribution of such amount.

      4.2   Amendment and Termination

                  The Plan may be amended, suspended or terminated at any time by the Company; provided, however, that no amendment, suspension or termination shall have the effect of impairing the rights of Participants or Beneficiaries with respect to the amount reflected in their Supplemental Benefit Account on or before the date of the amendment, suspension or termination.

      4.3   Interpretation

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                  This Plan shall be construed in accordance with and governed by the laws of the District of Columbia.

      4.4   Limitation of Responsibility

                  Neither the establishment of the Plan, any modifications thereof, nor the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Company (the Board of Directors, the Committee, or any officer or employee) except as herein provided; and in no event shall the other terms of employment of any employee be modified or in any way affected thereby.

      IN WITNESS WHEREOF, the Company has caused this Plan to be signed on this 2nd day of June, 1995.

ATTEST                              POTOMAC ELECTRIC POWER COMPANY


/s/  Ellen Sheriff Rogers           /s/  E. F. Mitchell
By:__________________________       By:___________________________________
      Asst. Secretary                           Chairman of the Board

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